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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                          ___________________________

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




        Date of Report                                      July 21, 1994
(Date of earliest event reported)



                                   CRSS Inc.
             (exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



         1-7477                                            74-1677382
____________________________                        _________________________
  (Commission File Number)                                (IRS Employer
                                                      Identification Number)



   1177 West Loop South, Suite 800
           Houston, Texas                                      77027
(Address of principal executive offices)                     (Zip Code)


                                  713-552-2000
              (Registrant's telephone number, including area code)
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Item 2.      Acquisition or Disposition of Assets

On July 21, 1994, CRSS Inc. ("the Company") sold its design subsidiary, CRSS Architects, Inc., to Hellmuth, Obata & Kassabaum, Inc. ("HOK") of St. Louis, Missouri. Total consideration amounted to $6.8 million, consisting of $4.8 million in cash and a $2.0 million sharing of future net cash distributions from a major overseas project.

On July 29, 1994, the Company sold its engineering and construction management operations, consisting primarily of CRSS Constructors, Inc. and certain assets and liabilities of CRS Sirrine Engineers, Inc., to Jacobs Engineering Group Inc. ("Jacobs"). Total consideration paid by Jacobs amounted to $33.5 million in cash, representing a $14.0 million premium over the aggregate book value of the businesses acquired. As part of the transaction, CRSS retained certain assets and liabilities (representing net assets of approximately $10.9 million), the majority of which relate to specific engineering, procurement and construction contracts which are substantially complete or in the later stages of completion. Additionally, the Company has agreed to indemnify Jacobs against certain legal claims arising from any acts, errors or omissions prior to July 29, 1994 and share in the future profit margin improvement or deterioration for three specific projects.

The Company does not anticipate recognizing a gain on the disposal of its design, engineering and construction management operations.

CRSS Architects, Inc., CRSS Constructors, Inc. and CRS Sirrine Engineers, Inc., are the three primary wholly-owned operating subsidiaries of CRSS Services, Inc. which is a wholly-owned subsidiary of CRSS Inc.





Item 7.      Financial Statements and Exhibits

    (b)      Pro Forma Financial Information

             The sale of the design, engineering and construction management operations and concurrent discontinuance of such operations will be fully reflected in the annual financial statements of CRSS Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1994 to be filed no later than September 28, 1994.

    (c)      Exhibits

             10.1 Purchase Agreement by and among Hellmuth, Obata and
                  Kassabaum, Inc. and CRSS Inc., and CRSS Services, Inc., dated July 21, 1994.

             10.2 Purchase Agreement by and between Jacobs Engineering Group
                  Inc. and CRSS Inc., dated July 29, 1994.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunder duly authorized.


CRSS Inc.


Dated:  August 4, 1994                        /s/ Bruce W. Wilkinson
                                                  ___________________________
                                                  Bruce W. Wilkinson
                                                  Chairman, Chief Executive
                                                  Officer and Director

Dated:  August 4, 1994                        /s/ William J. Gardiner
                                                  ___________________________
                                                  William J. Gardiner
                                                  Senior Vice President/Chief
                                                  Financial Officer and
                                                  Treasurer